UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                DECEMBER 1, 2003


                                DST SYSTEMS, INC.
               (Exact name of company as specified in its charter)


          DELAWARE                      1-14036                  43-1581814
(State or other jurisdiction    (Commission file number)       (IRS Employer
      of incorporation)                                   Identification Number)

                333 WEST 11TH STREET, KANSAS CITY, MISSOURI 64105
               (Address of principal executive offices) (Zip Code)


                                 (816) 435-1000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On December 1, 2003, DST Systems, Inc. ("DST") and Janus Capital Group Inc. ("Janus") completed their previously announced share exchange. Under the terms of the transaction, Janus exchanged 32.3 million shares of DST common stock (27.9 % of the outstanding shares) for 100% of the stock of a DST subsidiary, DST Output Marketing Services, Inc. ("OMS"), which was previously part of DST's Output Solutions segment. At the time of the exchange, OMS held a printing and graphics design business valued at $115 million, as well as cash of approximately $999 million. The transaction was structured as a tax-free exchange under Section 355 of the Internal Revenue Code.

     Janus and DST had agreed that the exchange value of the DST shares at closing was to be determined based on the average price of DST common stock during the twenty trading day period prior to the closing of the transaction, but not less than $30.00 per share nor more than $34.50 per share. The per share value determined pursuant to that agreement was $34.50.

     Upon completion of the transaction, Janus still owned 7.4 million shares of DST common stock (approximately 9% of the outstanding shares) but granted DST a proxy to vote those shares.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Statements


               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed financial statements are based on the historical consolidated balance sheets and statements of income of DST and OMS, adjusted to give effect to the Exchange.

     The unaudited pro forma condensed statements of income for the nine months ended September 30, 2003 and for the year ended December 31, 2002 reflect the historical results of operations of DST less the historical operations of OMS as if the Exchange occurred at the beginning of the earliest period presented.

     The unaudited pro forma condensed combined balance sheet as of September 30, 2003 assumes that the Exchange occurred as of that date.

     The following unaudited pro forma condensed financial statements have been prepared from, and should be read in conjunction with the historical consolidated financial statements and notes thereto of DST appearing in its Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and the historical combined financial statements and notes of OMS for the year ended December 31, 2002 included as exhibits to the proxy statement dated November 13, 2003. These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the Exchange been consummated on the dates indicated in the preceding paragraphs, and are not necessarily indicative of the future operating results or financial position of DST.

                                       DST
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2003
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS
)

                                                                                     ADJUSTMENTS
                                                                          ----------------------------------
                                                                                              ADDITIONAL
                                                             DST               OMS              ASSETS                PRO FORMA
                                                        --------------    ---------------    --------------         --------------
ASSETS
Current Assets
   Cash and cash equivalents                             $     595.7       $                  $   (499.0)            $      96.7
   Transfer agency investments                                  47.1                                                        47.1
   Accounts receivable                                         355.4               9.7                                     345.7
   Other current assets                                        113.7               3.3                                     110.4
                                                        --------------    ---------------    --------------         --------------
                                                             1,111.9              13.0            (499.0)                  599.9
Investments                                                  1,239.8                                                     1,239.8
Properties                                                     649.9               4.0                                     645.9
Goodwill                                                       261.3                                                       261.3
Intangibles                                                    126.5                                                       126.5
Other assets                                                    55.3               6.0               0.2    (6)             49.5
                                                        --------------    ---------------    --------------         --------------
   Total assets                                          $   3,444.7       $      23.0        $   (498.8)            $   2,922.9
                                                        ==============    ===============    ==============         ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Debt due within one year                              $      26.7       $                                         $      26.7
   Transfer agency deposits                                     47.1                                                        47.1
   Accounts payable                                            117.5               3.2                                     114.3
   Accrued compensation and benefits                            99.2               1.8                                      97.4
   Deferred revenues and gains                                  84.9                                                        84.9
   Other liabilities                                           126.7               6.1                                     120.6
                                                        --------------    ---------------    --------------         --------------
                                                               502.1              11.1                                     491.0
Long-term debt                                                 971.6                               500.4    (3)          1,472.0
Deferred income taxes                                          361.6                                                       361.6
Other liabilities                                               82.3                                                        82.3
                                                        --------------    ---------------    --------------         --------------
                                                             1,917.6              11.1             500.4                 2,406.9
                                                        --------------    ---------------    --------------         --------------
Commitments and contingencies
                                                        --------------    ---------------    --------------         --------------

Stockholders' equity
  Common stock                                                   1.3                                                         1.3
  Additional paid-in capital                                   363.2                              (363.2)    (6)
  Retained earnings                                          1,326.5              11.9            (636.0)    (6)           678.6
  Treasury stock                                              (455.5)                                        (1)          (455.5)
  Accumulated other comprehensive income                       291.6                                                       291.6
                                                        --------------    ---------------    ---------------       ---------------
    Total stockholders' equity                               1,527.1              11.9            (999.2)                 516.0
                                                        --------------    ---------------    ---------------       ---------------
    Total liabilities and stockholders' equity           $    3,444.7     $       23.0        $   (498.8)         $      2,922.9
                                                        ==============    ===============    ===============       ===============


  See accompanying notes to unaudited pro forma condensed financial statements.


                                       DST
               UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                    ADJUSTMENTS
                                                                         --------------- -- ----------------
                                                                                              ADDITIONAL
                                                          DST                OMS(2)             ASSETS              PRO FORMA
                                                    -----------------    ---------------    ----------------       -------------

Total revenues                                       $     1,806.5           $     65.7        $                     $   1,740.8

Costs and expenses                                         1,471.7                 61.1                                  1,410.6
Depreciation and amortization                                108.7                  2.6                                    106.1
                                                    -----------------    ---------------    ----------------       -------------

Income from operations                                       226.1                  2.0                                    224.1

Interest expense                                             (14.3)                                  (26.0)  (3)           (40.3)
Other income, net                                             18.6                                                          18.6
Equity in earnings of unconsolidated affiliates                7.8                                                           7.8
                                                    -----------------    ---------------    ----------------       -------------

Income (loss) before income taxes                            238.2                  2.0              (26.0)                210.2
Provision (benefit) for income taxes                          80.9                  0.8              (10.1)  (4)            70.0
                                                    -----------------    ---------------    ----------------       -------------

Net income (loss) from continuing operations         $       157.3           $      1.2        $     (15.9)          $     140.2

                                                    =================    ===============    ================       =============

Average common shares outstanding                            117.9                                   (32.3)  (5)            85.6
Diluted shares outstanding                                   119.2                                   (32.3)  (5)            86.9

Basic earnings per share                             $         1.33                            $       0.49  (7)     $       1.64
Diluted earnings per share                           $         1.32                            $       0.49  (7)     $       1.61









  See accompanying notes to unaudited pro forma condensed financial statements.

                                       DST
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          FOR YEAR ENDED DECEMBER 2002
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                       ADJUSTMENTS
                                                                            ---------------- -- --------------
                                                                                                 ADDITIONAL
                                                              DST               OMS (2)            ASSETS              PRO FORMA
                                                         ---------------    ----------------    --------------       --------------

Total revenues                                            $    2,383.8       $    105.7          $                    $   2,278.1

Costs and expenses                                             1,936.7             95.8                                   1,840.9
Depreciation and amortization                                    143.8              5.3                                     138.5
                                                         ---------------    ----------------    --------------       --------------

Income from operations                                           303.3              4.6                                     298.7

Interest expense                                                 (13.4)            (0.1)               (41.5)  (3)          (54.8)
Other income, net                                                 20.2                                                       20.2
Equity in earnings of unconsolidated affiliates                    6.5                                                        6.5
                                                         ---------------    ----------------    --------------       --------------

Income (loss) before income taxes                                316.6              4.5                (41.5)               270.6
Provision (benefit) for income taxes                             107.6              1.9                (16.2)  (4)           89.5
                                                         ---------------    ----------------    --------------       --------------

Net income (loss) from continuing operations              $      209.0       $      2.6          $     (25.3)         $     181.1
                                                         ===============    ================    ==============       ==============

Average common shares outstanding                                120.0                                 (32.3)  (5)           87.7
Diluted shares outstanding                                       121.7                                 (32.3)  (5)           89.4

Basic earnings per share                                  $        1.74      $                   $       0.78  (7)    $       2.06
Diluted earnings per share                                $        1.72      $                   $       0.78  (7)    $       2.03










  See accompanying notes to unaudited pro forma condensed financial statements.

                                       DST

           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. On August 25, 2003, DST, OMS (a wholly-owned subsidiary of DST) and Janus entered into a Share Exchange Agreement that provides for the exchange of all of the outstanding shares of OMS owned by DST for 32.3 million shares of DST Common Stock owned by Janus. The Exchange has been designed to comply with Section 355 of the Internal Revenue Code, accordingly, DST should not incur income tax relating to the split-off of OMS. Under the terms of the Share Exchange Agreement, the Janus DST Shares will be valued at a price ranging from $30.00 to $34.50 per share, based on the average closing price for the 20 trading days preceding the Closing of the Exchange. DST will equalize the difference between the negotiated value of OMS of $115.0 million and the gross transaction value, which can range from $969.0 million to $1,114.4 million, with cash ranging from $854.0 million to $999.4 million (Additional Assets).

     On November 28, 2003, DST held a special shareholder meeting. At that meeting, DST shareholders approved the previously announced Share Exchange Agreement, dated August 25, 2003 by and among DST, DST Output Marketing Services, Inc. and Janus Capital Group Inc. The Exchange closed on December 1, 2003. Based on the average closing price of DST Common Stock and terms within the Share Exchange Agreement, $34.50 was used as the DST Common Stock share price. DST contributed cash of $999.4 million to equalize the difference between the negotiated value of OMS of $115.0 million and the final transaction value determined for the Exchange. For accounting purposes, the treasury stock is recorded at the implied transaction value ($1,126.0 million), which represents the value of OMS on the Exchange date and the contributed cash. Immediately after the Exchanged closed, the shares received were retired.

2. Reflects the historical operations of OMS for the nine months ended September 30, 2003 and for the year ended December 31, 2002 and the financial position of OMS at September 30, 2003, respectively.

3. Reflects the annual interest expense of $41.5 million resulting from funding the contribution of the Additional Assets ($999.4 million) to OMS based on $34.50 per share of DST Common Stock at Closing. The interest expense for the nine month period ended September 30, 2003 is $31.2 million based on the following calculation. DST funded the Additional Assets as follows (dollars in millions):

                                                                 PRINCIPAL                        INTEREST
        DEBT ISSUED                                               AMOUNT        INTEREST RATE     EXPENSE
        ----------------------------------------------------- ---------------- ---------------- -------------
        Convertible notes                                       $  840.0            3.95%          $  33.2
        Secured revolving credit facility draws
          specifically used for the Exchange                       180.4            2.75%              4.9
                                                              ----------------                  -------------
          Total                                                  1,020.4                              38.1
        Less debt issuance costs                                   (21.0)         5 - 7 years          3.4
                                                              ----------------                  -------------
          Net                                                   $  999.4                           $  41.5
                                                              ================                  =============


     On August 12, 2003, DST completed its offering of $840.0 million in Convertible Senior Debentures due 2023. For the nine months ended September 30, 2003, the DST historical numbers include $5.2 million in interest expense related to the convertible notes and debt issuance costs. If the convertible notes were issued as of January 1, 2002, the interest expense related to the convertible notes would have been $27.5 million for the nine months ended September 30, 2003. The debt issuance costs represents 2.5% of the offering paid to the underwriters.

     The DST secured revolving credit facility is subject to a variable interest rate. The effect of a 1/8% variance in the interest rate on net income is $0.2 million based on a transaction value of $34.50 per share.

     An additional $500.4 million was borrowed to help fund the $999.4 million in Additional Assets related to the Exchange. Of the additional borrowings, $320.0 million was used to finance existing debt and $180.4 million was used to fund the Exchange. The $320.0 million was needed due to DST using a portion of the convertible notes proceeds to payoff existing debt at the time of the Convertible Notes offering.

4. Reflects the income tax effects of the pro forma adjustments for the Additional Assets at DST's statutory income tax rate of 39%.

5. Reflects the reduction in average and diluted shares outstanding of 32.3 million shares in accordance with the Share Exchange Agreement.

6. The accompanying pro forma income statements do not reflect an estimated $114.3 million gain expected to be realized from the Share Exchange
     Agreement. The gain has not been reflected in the pro forma income statements given the non-recurring nature of the gain. For accounting purposes, approximately 29.0 million shares were allocated to the cash portion of the Exchange and approximately 3.3 million shares were allocated to the value of OMS. The shares allocated to OMS are valued at $37.97, which was the closing price of DST Common Stock as of December 1, 2003.

     The accompanying pro forma balance sheet reflects the net gain in retained earnings as of September 30, 2003 and reflects the following (in millions):

                            Description                             Amount
         --------------------------------------------------- -------------------
         Value of OMS                                            $  126.6
         Investment in OMS as of
              September 30, 2003                                    (11.9)
         Stock option compensation expense ($0.6), net of
         tax 39% ($0.2)                                              (0.4)
                                                             -------------------
            Net gain on transaction                              $  114.3
                                                             ===================

     The $0.2 million deferred tax asset is shown as an adjustment to other assets in the accompanying pro forma balance sheet.

7. The debentures are convertible under certain circumstances into shares of DST Common Stock per $1,000 original principal amount of debentures at an initial conversion rate of 20.3732 shares, each subject to adjustment in certain events. This is equivalent to an initial conversion price of $49.08 per share for the debentures. Upon conversion, DST has the right to deliver, in lieu of DST Common Stock, cash or any combination of cash and DST Common Stock. If the conversion criteria were met, the debentures would be convertible to 17,113,488 shares of DST Common Stock. Since the conversion criteria is not met, the shares are not reflected in the earnings per share. Management currently intends to pay cash in the event the debt is put.

(c)  Exhibits

     Exhibit No.    Description of Document

         99.1 Share Exchange Agreement dated August 25, 2003 by and among DST Systems, Inc., DST Output Marketing Services, Inc. and Janus Capital Group Inc., which is attached as Appendix A to the Company's Definitive Proxy Statement for the Special Meeting of Stockholders on November 28, 2003, is hereby incorporated by reference as Exhibit 99.1

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            DST Systems, Inc.


Date: December 16, 2003                     By: /S/ KENNETH V. HAGER
                                                --------------------------------
                                                Kenneth V. Hager
                                                Vice President and
                                                Chief Financial Officer